UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, Florida	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2006, the Board of Directors of CenterState Banks of Florida, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation which provides for (i) a division of the shares of Company Common Stock, pursuant to which Company shareholders will receive one share of Company Common Stock for each share of Common Stock owned on May 8, 2006, and (ii) an increase in the authorized shares of Common Stock from 20,000,000 to 40,000,000 shares. The Amendment to the Articles of Incorporation will become effective at the close of business on May 8, 2006 (resulting in each of the Company’s outstanding shares at the close of business on that date being automatically divided into two fully paid shares of Common Stock, and the Company’s authorized shares of Common Stock being increased to 40,000,000 shares). Accordingly, each holder of record of Common Stock at the close of business on May 8, 2006 will become the holder of one additional share of Common Stock for each share of Common Stock held of record immediately prior thereto.

It is anticipated that certificates for the shares of Common Stock will be mailed to holders of record on or about May 22, 2006. The text of the Amendment to the Company’s Articles of Incorporation is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None

(b)	Pro forma financial Information. None

(c)	Exhibits. 99.1 Text of Amendment to Articles of Incorporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive
Officer

Date: April 25, 2006

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